                                                                       EXHIBIT 1


                        AGREEMENT REGARDING JOINT FILING
                          OF STATEMENT ON SCHEDULE 13D

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.10 per share, of Argonaut Group, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.


Dated: As of July 19, 2000                   Singleton Group LLC, a Delaware
                                             limited liability company


                                             By: /s/ Caroline W. Singleton
                                                --------------------------------
                                             Caroline W. Singleton, Manager


                                             /s/ Caroline W. Singleton
                                             -----------------------------------
                                             Caroline W. Singleton, Sole Trustee
                                             of The Survivor's Trust under the
                                             Singleton Family Trust dated
                                             August 13, 1999


                                             /s/ Caroline W. Singleton
                                             -----------------------------------
                                             Caroline W. Singleton


                                             /s/ William W. Singleton
                                             -----------------------------------
                                             William W. Singleton


                                             /s/ Donald E. Rugg
                                             -----------------------------------
                                             Donald E. Rugg